Exhibit 99.1

Independence Realty Trust Announces Management Internalization

PHILADELPHIA, PA – September 27, 2016 – Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT) today announced that it has entered into a definitive agreement with RAIT Financial Trust (“RAIT”) (NYSE: RAS) with respect to the internalization of IRT’s external management arrangements (the “Internalization”) and separation from RAIT and certain of RAIT’s affiliates.

The Internalization will consist of two parts: (i) the acquisition of IRT’s external advisor, which is a subsidiary of RAIT, and (ii) the acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT, including property management contracts relating to apartment properties owned by IRT, RAIT and third parties. The purchase price for the Internalization is $43 million, subject to certain prorations at closing.

Upon closing of the Internalization, each of Scott F. Schaeffer, IRT’s Chief Executive Officer, Farrell Ender, IRT’s President, and James J. Sebra, IRT’s Chief Financial Officer, are expected to enter into employment agreements with IRT. Messrs. Schaeffer and Ender are expected to become employees of IRT upon closing. Mr. Sebra is expected to remain the CFO of RAIT until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission. In addition, more than 400 current employees of RAIT and the property manager are expected to become employees of IRT.

“It is the right time in IRT’s evolution to internalize management. This transaction represents an important milestone for the company. It maintains continuity of our management team, while providing strategic, operational and financial benefits that will enhance shareholder value,” stated Robert McCadden, Chairman of the IRT special committee.

The Internalization is expected to close on or before December 31, 2016, subject to certain conditions including, but not limited to, completion of an equity offering, receipt of certain third-party consents and entry into employment agreements with the executives named above.

In addition, IRT has agreed to repurchase up to all of the approximately 7.3 million shares of IRT common stock owned by certain of RAIT’s subsidiaries, subject to market conditions.

Citigroup Global Markets Inc. is acting as exclusive financial advisor and Hogan Lovells US LLP is acting as legal advisor to the special committee of the board of directors of IRT in connection with the Internalization.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. is a real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. IRT is externally advised by a wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS).

Forward Looking Statements

Certain statements in this press release, other than purely historical information, including statements regarding the proposed internalization of IRT’s management and the share repurchase, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the risk that the Internalization and the share repurchase will not be completed on the proposed terms, or at all; whether IRT can maintain its assumed same store pool in 2016; whether it can achieve projected same store NOI growth and revenue growth and limit projected property operating expense growth; whether the TSRE portfolio of properties achieves projected NOI growth, revenue growth, improved operating margins and reduced operating expenses for property insurance; whether IRT will make any property acquisitions in 2016; and whether general and administrative expenses can be limited to projected levels. A discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of IRT’s Annual Report on Form 10-K for the year ended December 31, 2015. Given these uncertainties, undue reliance should not be place on such statements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Independence Realty Trust, Inc. Contact

Andres Viroslav

215.207.2100

aviroslav@irtreit.com